Exhibit 99.1

SOURIAU GROUP

Simplified joint stock company with share capital of 31 818 180 euros

Registered office: 9 ruc de la Porte de Buc, 78 000 VERSAILLES

Company registration number: 484 853 908

Consolidated Financial Statements

June 30, 2011

(All amounts are in thousands of Euros,

except if noted otherwise)

Independent Auditors’ Report on the Consolidated Financial Statements

For the Year Ended June 30, 2011

To the Shareholders

We have audited the consolidated balance sheets of Souriau Group as at June 30, 2011, and June 30, 2010, and the consolidated statements of income, shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with generally accepted auditing standards in France and the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as of June 30, 2011, and 2010, and the results of its operations and its cash flows for the years then ended in accordance with French generally accepted accounting principles.

BRIGITTE NEHLIG	MAZARS
Statutory Auditor	Statutory Auditors

Paris, France	Paris, France
October 5, 2011	October 5, 2011

SOURIAU GROUP

CONSOLIDATED BALANCE SHEET

In Thousands	Note	June 30, 2011	June 30, 2010
Non-current assets		€156,211	€164,571
Goodwill	4	115,478	123,353
Intangible assets	5	2,393	3,025
Property, plant and equipment	6	37,965	37,831
Investments	7	375	362
Current assets		113,295	102,613
Inventories and work in progress	8	54,400	48,559
Trade receivables	9	46,980	44,927
Other receivables and adjustments	9	11,915	9,127
Cash and cash equivalents		30,509	23,331
Short-term investments		22,266	16,309
Cash		8,243	7,022

Total Assets		€300,015	€290,515

Group share of equity	10	€20,456	€17,182
Capital stock		31,818	31,818
Additional paid-in capital		636	636
Consolidated reserves		(16,409)	(13,335)
Conversion adjustments		(1,942)	1,137
Consolidated net income		6,353	(3,074)
Minority interests	10	1,110	1,028
Provisions	11	9,571	9,974
Liabilities		268,878	262,331
Indebtedness	12	211,550	220,280
Trade payables	13	24,995	19,049
Other payables and adjustments	13	32,333	23,002

Total Equity and Liabilities		€300,015	€290,515

SOURIAU GROUP

CONSOLIDATED INCOME STATEMENT

In Thousands	Note	Fiscal year ended June 30, 2011	Fiscal year ended June 30, 2010
Sales	14	€237,760	€201,037
Cost of sales		(149,680)	(132,432)
Research and development costs		(8,106)	(7,564)
Sales costs		(22,572)	(18,822)
Administrative expenses		(17,117)	(15,220)
Other operating expense		(4,855)	(3,864)

Operating profit	15	35,430	23,135
Net financial expense	16	(14,651)	(14,848)

Current profit of consolidated entities		20,779	8,287
Net exceptional income (expense)	17	55	(1,024)
Corporate income tax	18	(6,386)	(2,325)

Profit after tax of consolidated entities		14,448	4,938
Amortization of goodwill	4	(7,875)	(7,875)

Net income of consolidated entities		6,573	(2,937)
Minority interests		(220)	(137)

Group share of net income		€6,353	€(3,074)

SOURIAU GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS

In Thousands	Fiscal year ended June 30, 2011	Fiscal year ended June 30, 2010
Net income of consolidated entities	€6,573	€(2,937)
Elimination of non-cash income and expenses:	14,185	18,311
Depreciation, amortization and provisions	15,974	17,232
Changed in deferred tax	(1,620)	1,050
Gains and losses on disposal of assets	(169)	29

Cash flow of consolidated entities	20,758	15,374
Change in working capital	4,089	1,011

Cash generated by operations	24,847	16,385
Cash used in investment	(8,824)	(3,185)
Purchases of fixed assets	(9,058)	(3,182)
Sales of fixed assets	247	—
Impact of changes in consolidation scope	—	—
Change in miscellaneous non-current financial assets	(13)	(3)
Cash used in financing	(8,845)	(3,454)
Capital stock increase	—	—
Dividends paid to minority stockholders	(115)	(85)
Subscription of new loans	—	—
Repayment of loans	(16,080)	(10,260)
Change in accrued interest	7,350	6,891

Change in cash and cash equivalents	€7,178	€9,746

Opening cash and cash equivalents	€23,331	€13,585
Closing cash and cash equivalents	30,509	23,331

Change in cash and cash equivalents	€7,178	€9,746

DISCLOSURES

1.	Accounting framework

Souriau Group’s (Group) consolidated financial statements have been prepared in accordance with French generally accepted accounting principles as embodied in particular in accounting regulation 99-02.

2.	Main events of the period

Following negotiations culminating in a transaction on July 26, 2011, with effect from that date, the Group has become a 100% subsidiary of Esterline via Esterline Technologies France Holding SNC. The Group’s external financial borrowings were also repaid by the new shareholder on that date.

3.	Accounting policies

Consolidation methods

The financial statements of the companies over which Souriau Technologies Holding Sas exercises, directly or indirectly and in law or in substance, exclusive control are fully consolidated.

The income and expenses of subsidiaries acquired or sold during the period are consolidated with effect from, or up to, the date of acquisition or sale.

All consolidated entities have June 30 annual balance sheet dates as for the parent company.

Conversion of the financial statements of foreign subsidiaries

The financial statements of foreign subsidiaries whose functional currency is not the euro are converted into euro as follows:

•	Assets and liabilities are converted at the applicable closing rates;

•	Income and expenses are converted at the average rates for the period;

•	The resulting conversion differences are recognized in a specific equity account.

Goodwill

The cost of businesses acquired is allocated to the identifiable assets and liabilities acquired based on their fair value. The difference between acquisition cost and the identifiable assets and liabilities acquired is recognized as goodwill, the carrying amount of which is assessed annually. Any excess of the carrying amount over the current fair value is subject to an exceptional charge for amortization.

Goodwill is amortized on a straight-line basis over 20 years.

Intangible assets

Intangible assets are recorded at their cost of acquisition. They mainly comprise of patents, which are amortized on a straight-line basis over five years, and application software, which is amortized over two to four years.

Property, plant and equipment

Property, plant and equipment are recorded at their cost of acquisition or production. They are depreciated on a straight-line basis over their useful lives estimated below:

Buildings	20 years
Fixtures and fittings	10 years
Machines	5 to 8 years
Tooling	3 to 5 years
Computer and office equipment	3 to 7 years

Inventories

Purchased items are recognized at weighted average cost. Finished goods are recognized on the basis of standard costs revised annually. Slow-moving inventories are subject to impairment allowances.

Operating receivables and payables

Operating receivables and payables are recognized at their nominal amounts. Impairment allowances are recognized against trade receivables whenever required.

Foreign currencies

Foreign currency denominated income and expenses are recognized at the applicable average rates of the month preceding their recognition. Receivables and payables are adjusted to the rates applicable at the balance sheet date. Conversion differences are recognized in profit or loss with the exception of differences applicable to the USD loan financing the acquisition of PAE which are recognized directly in equity.

Financial instruments

The Group’s financial instruments are destined to hedge the risk of depreciation of the USD and JPY compared to the euro (mainly taking the form of forward sales and options to cover future USD receipts), as well as the risk of interest rate increases impacting the Group’s indebtedness.

Finance leases

Leased assets are subject to finance lease accounting if the lessor is expected to sell the asset to the Group at the end of the lease term.

Deferred taxes

Deferred tax is recognized in respect of all temporary differences in the value of the Group’s assets and liabilities for accounting and tax purposes, based on the rates applicable at the balance sheet date. Deferred tax assets are only recognized to the extent that their recovery appears probable within a reasonable period.

Provisions

Provisions are recognized to cover operating contingencies and costs. Provisions are recognized on the basis of the information available to the Group and whenever past or present events result in a probable risk for the Group at the balance sheet date the amount of which can be estimated with sufficient reliability. Their amount is reassessed at each balance sheet date and reversed in the event of use, or of extinction of the risk originally perceived.

Post-employment and long-service benefits

Lump sum post-employment benefits, and long-service benefits, are provided for in proportion to the entitlement acquired by employees. The provisions are determined using a prospective actuarial method.

Research and development costs

Research and development costs are charged to profit or loss as incurred.

Revenue recognition

Sales are recognized on the basis of deliveries performed.

Exceptional income and expense

Exceptional income and expenses are those material items which by nature and by their non-recurrent nature cannot be considered as inherent to the Group’s operating activity.

4.	Goodwill

	Gross	Amortization	Net
Balance as of June 30, 2010	€157,467	€(34,114)	€123,353
Amortization for the period	—	(7,875)	(7,875)

Balance as of June 30, 2011	€157,467	€(41,989)	€115,478

Goodwill is amortized over 20 years.

5.	Intangible assets

	June 30, 2010	Additions/ charges	Conversion differences	Reclassi- fications	June 30, 2011
Patents and trademarks	€2,133	€(66)	€(79)	€—	€1,988
Gross	21,862	—	(576)	—	21,286
Amortization	(19,729)	(66)	497	—	(19,298)

Software	892	(51)	(55)	(381)	405
Gross	5,802	287	(296)	(300)	5,493
Amortization	(4,910)	(338)	241	(81)	(5,088)

Total	€3,025	€(117)	€(134)	€(381)	€2,393

6.	Property, plant and equipment

	June 30, 2010	Additions/ charges	Disposals	Reclassi fications	Conversion differences	June 30, 2011
Gross amounts	€106,557	€8,771	€(1,511)	€337	€(4,555)	€109,599
Land	1,609	—	—	—	(149)	1,460
Buildings	21,400	615	—	2	(952)	21,065
Plant and equipment (1)	72,531	4,225	(1,510)	597	(2,558)	73,285
Other items	9,154	769	(1)	552	(813)	9,661
Assets under construction	1,863	3,162	—	(814)	(83)	4,128
Depreciation	(68,726)	(8,087)	1,433	43	3,703	(71,634)
Land	—	—	—	—	—	—
Buildings	(11,358)	(1,316)	—	(136)	620	(12,190)
Plant and equipment (1)	(47,540)	(6,339)	1,432	(1,606)	2,555	(51,498)
Other items	(9,828)	(432)	1	1,785	528	(7,946)

Total	€37,831	€684	€(78)	€380	€(852)	€37,965

(1)	Including a gross amount of €986 thousand of assets under finance lease subject to accumulated depreciation of €312 thousand.

7.	Investments

	June 30, 2011	June 30, 2010
Guarantee deposits	€375	€362
Other non-current financial assets	—	—

Total	€375	€362

8.	Inventories and work in progress

	June 30, 2011	June 30, 2010
Raw materials	€1,837	€1,411
Work in progress	9,240	10,143
Intermediate and finished products	53,825	47,492

Gross amount	64,902	59,046
Impairment allowance	(10,502)	(10,487)

Total	€54,400	€48,559

9.	Operating receivables

By maturity:	Total	<1 year	1-5 years	>5 years
Trade receivables	€47,840	€47,840	€—	€—
Impairment allowance	(860)	(860)	—	—
Other operating receivables (1)	11,915	11,915	—	—

Total	€58,895	€58,895	€—	€—

(1)	Including €6,994 thousand of deferred tax assets.

10.	Equity

	June 30, 2010	Appro- priation of net income	Other movements	Conversion differences	June 30, 2011
Capital stock and additional paid-in capital (1)	€32,454	€—	€—	€—	€32,454
Consolidation reserves	(13,335)	(3,074)	—	—	(16,409)
Group share of net income	(3,074)	3,074	6,353	—	6,353
Conversion differences (2)	1,137	—	—	(3,079)	(1,942)

Group share of equity	€17,182	€—	€6,353	€(3,079)	€20,456

Minority interests in opening entry	€891	€137	€(115)	€(23)	€890
Minority interests in net income of the period	137	(137)	220	—	220

Minority interests	€1,028	€—	€105	€(23)	€1,110

(1)	The capital stock comprises 31,818,180 shares of 1 euro each.
(2)	Mainly due to changes in the USD.

11.	Provisions

	June 30, 2010	Charge	Use	Reversal	Conversion differences	June 30, 2011
Lump sum retirement benefits	€7,321	€387	€(557)	€—	€—	€7,151
Operating contingencies	2,632	1,704	(1,905)	—	(11)	2,420
Foreign exchange exposure	21	—	(21)	—	—	—

Total	€9,974	€2,091	€(2,483)	€—	€(11)	€9,571

12.	Indebtedness

	June 30, 2010	Increase (1)	Decrease	Conversion differences	June 30, 2011

Convertible bonds	€37,245	€—	€—	€—	€37,245
Applicable interest accrued	19,876	5,789	—	—	25,665
Bank loans (2)	156,398	—	(15,271)	(809)	140,318
Applicable interest accrued	6,761	1,561	—	—	8,322
Miscellaneous borrowings	—	—	—	—	—

Total	€220,280	€7,350	€(15,271)	€(809)	€211,550

(1)	Including €7,350 thousand of interest capitalized.
(2)	Including €638 thousand of finance lease obligations as of June 30, 2011.

	Principal	Accrued interest	Total
By currency:
Euro borrowings	€170,979	€33,988	€204,967
USD borrowings (1)	9,516	—	9,516
Euro equivalent	6,583	—	6,583

Total	€177,562	€33,988	€211,550

(1)	Including €6,500 thousand relating to the investment in PAE.
(2)	Including €638 thousand of finance lease obligations as of June 30, 2011

By maturity:	Total	<1 year	1-5 years	>5 years
Euro borrowings	€204,967	€10,791	€131,265	€62,911
USD borrowings	9,516	4,665	4,851	—
Euro equivalents	6,583	3,228	3,355	—

Total	€211,550	€14,019	€134,620	€62,911

13.	Operating payables

By maturity:	Total	<1 year	1-5 years	>5 years
Trade payables	€24,995	€24,995	€—	€—
Other operating payables	32,333	32,333	—	—

Total	€57,328	€57,328	€—	€—

14.	Revenue breakdown

	June 30, 2011	Europe	North America	Japan	Other countries
By geographic zone	€237,760	€125,301	€48,366	€12,425	€51,668

15.	Operating expenses

Compensation:		Fiscal year ended June 30, 2011	Fiscal year ended June 30, 2010
Salaries and social contributions		€77,211	€71,222
Average number of employees	Total	1,951	1,832
	Europe	1,285	1,249
	North America	451	402
	Asia	215	181

Other operating income and expenses:		Fiscal year ended June 30, 2011	Fiscal year ended June 30, 2010
Miscellaneous depreciation and amortization		€4,763	€3,210
Other miscellaneous expenses		92	654

Total		€4,855	€3,864

16.	Financial income and expense

	Fiscal year ended June 30, 2011	Fiscal year ended June 30, 2010
Loan interest	€(14,632)	€(15,173)
Other items	(19)	325

Total	€(14,651)	€(14,848)

17.	Exceptional income and expense

Net exceptional income included a €169 thousand gain on disposal of assets.

18.	Corporate income tax

	Fiscal year ended June 30, 2011	Fiscal year ended June 30, 2010
Current tax	€(8,006)	€(1,275)
Deferred tax	1,620	(1,050)

Total	€(6,386)	€(2,325)

Temporary differences by type:
Tax losses carried forward	€—	€—
Other temporary differences	6,460	4,916
Consolidation adjustments	534	905

Total	€6,994	€5,821

Deferred tax assets	€6,994	€5,821
Deferred tax liabilities	—	—

Net total	€6,994	€5,821

Tax proof:	Fiscal year ended June 30, 2011	Fiscal year ended June 30, 2010
Net income before amortization of goodwill	€14,448	€4,938
Corporate income tax	6,386	2,325

Profit before tax	20,834	7,263
Group tax rate	34.33%	34.33%

Theoretical tax	€7,152	€2,493
Payment differences	(952)	(226)
Tax rate differences	186	58
Miscellaneous items	—	—

Actual tax	€6,386	€2,325

Souriau Technologies Holding, Souriau Holding, Souriau SAS and Technocontract were consolidated for tax purposes as of June 30, 2011.

19.	Contingent assets and liabilities

June 30, 2011
Commitments provided:
Forward currency sales ($35,950 thousand)	€26,451
Liquidity guarantee provided to FCPE Souriau	750

Total	€27,201

Souriau Technologies Holding Sas has pledged its holding of Souriau Holding Sas stock as security for bank loans. Souriau USA has guaranteed the bank loans contracted by Souriau Technologies Holding Sas. Souriau Holding Sas has provided a complementary guarantee for the benefit of the holders of the senior debt of its parent Souriau Technologies Holding Sas. The shares held in Souriau Sas have been pledged for the benefit of the same creditors. Souriau Sas has provided the following security for the bank loans it has contracted:

•	A pledge of its PAE stock;

•	Pledges of certain other business assets including certain patents;

•	Pledges of intragroup receivables.

June 30, 2011
Commitments received:
A CIC credit facility in respect of the liquidity guarantee provided to FCPE Souriau	€750
Forward currency purchases ($0 thousand)	—
Miscellaneous guarantees	73

823
Confirmed short-term credit facility	10,000

€10,823

20.	Consolidation scope

All Group subsidiaries are fully consolidated.

Company	Country	Voting rights (1)	Interest
Souriau Technologies Holding Sas	France	Parent	Parent
Souriau Holding Sas	France	100.00%	100.00%
Souriau Sas	France	99.07%	99.07%
Technocontract Sa	France	100.00%	99.07%
Souriau Japan KK	Japan	100.00%	99.07%
Souriau USA Inc.	USA	100.00%	99.07%
PAE	USA	100.00%	99.07%
Souriau DR Ltd	Dominican Republic	100.00%	99.07%
Souriau India Plc	India	100.00%	99.07%
Souriau Moroc	Morocco	100.00%	99.07%
Souriau UK Ltd	UK	100.00%	99.07%
Souriau Germany Gmbh	Germany	100.00%	99.07%
Souriau Italy Srl	Italy	100.00%	99.07%
Souriau Sweden Ab (2)	Sweden	100.00%	99.07%

(1)	No change from the previous year.
(2)	Liquidated in June 2011.

21.	Statutory audit fees

Total statutory audit fees (including foreign subsidiaries) amount to €185 thousand.

SOURIAU GROUP

Appendix A

Reconciliation of French and U.S. GAAP

(All amounts are in thousands of Euros,

except if noted otherwise)

SOURIAU GROUP

CONSOLIDATED BALANCE SHEET

In Thousands

	Notes	June 30, 2011
		French GAAP	U.S. GAAP Adj	U.S. GAAP
Non-current assets		€156,211	€21,515	€177,726
Goodwill	1,2,5	115,478	(46,665)	68,813
Intangible assets	2	2,393	66,488	68,881
Property, plant and equipment		37,965	—	37,965
Investments	5,6	375	1,692	2,067
Current assets		113,295	—	113,295
Inventories and work in progress		54,400	—	54,400
Trade receivables		46,980	—	46,980
Other receivables and adjustments		11,915	—	11,915
Cash and cash equivalents		30,509	—	30,509
Short-term investments		22,266	—	22,266
Cash		8,243	—	8,243

Total Assets		€300,015	€21,515	€321,530

Group share of equity		€20,456	€(2,079)	€18,377
Capital stock		31,818	—	31,818
Additional paid-in capital		636	—	636
Consolidated reserves	1,2,4,5,6,7	(16,409)	(7,049)	(23,458)
Conversion adjustments	7	(1,942)	(448)	(2,390)
Consolidated net income		6,353	5,418	11,771
Minority interests		1,110	—	1,110
Provisions		9,571	—	9,571
Liabilities		268,878	23,594	292,472
Indebtedness		211,550	—	211,550
Trade payables		24,995	—	24,995
Other payables and adjustments	2,4,9,10	32,333	23,594	55,927

Total Equity and Liabilities		€300,015	€21,515	€321,530

SOURIAU GROUP

CONSOLIDATED INCOME STATEMENT

In Thousands		Fiscal year ended June 30, 2011
	Notes	French GAAP	U.S. GAAP Adj	U.S. GAAP
Sales		€237,760	€—	€237,760
Cost of sales		(149,680)	—	(149,680)
Research and development costs		(8,106)	—	(8,106)
Sales costs		(22,572)	—	(22,572)
Administrative expenses	9	(17,117)	1,339	(15,778)
Other operating income and expense	2,4,7,8	(4,855)	(2,362)	(7,217)

Operating profit		35,430	(1,023)	34,407
Net financial expense	5,6,7,8	(14,651)	(782)	(15,433)

Current profit of consolidated entities		20,779	(1,805)	18,974
Net exceptional income (expense)	8	55	(55)	—
Corporate income tax	10	(6,386)	(597)	(6,983)

Profit after tax of consolidated entities		14,448	(2,457)	11,991
Amortization of goodwill	1	(7,875)	7,875	—

Net income of consolidated entities		6,573	5,418	11,991
Minority interests		(220)	—	(220)

Group share of net income		€6,353	€5,418	€11,771

SOURIAU GROUP

CONSOLIDATED STATEMENT OF CASH FLOWS

In Thousands		Fiscal year ended June 30, 2011
	Notes	French GAAP	U.S. GAAP Adj	U.S. GAAP
Net income of consolidated entities		€6,573	€5,418	€11,991
Elimination of non-cash income and expenses:		14,185	(7,875)	6,310
Depreciation, amortization and provisions	1	15,974	(7,875)	8,099
Changed in deferred tax		(1,620)	—	(1,620)
Gains and losses on disposal of assets		(169)	—	(169)

Cash flow of consolidated entities		20,758	(2,457)	18,301
Change in working capital	2,4,5,6,8	4,089	10,465	14,554

Cash generated by operations		24,847	8,008	32,855
Cash used in investment		(8,824)	—	(8,824)
Purchases of fixed assets		(9,058)	—	(9,058)
Sales of fixed assets		247	—	247
Impact of changes in consolidation scope		—	—	—
Change in miscellaneous non-current financial assets		(13)	—	(13)
Cash used in financing		(8,845)	(8,008)	(16,853)
Capital stock increase		—	—	—
Dividends paid to minority stockholders		(115)	—	(115)
Subscription of new loans		—	—	—
Repayment of loans	7	(16,080)	(658)	(16,738)
Change in accrued interest	8	7,350	(7,350)	—

Change in cash and cash equivalents		€7,178	€—	€7,178

Opening cash and cash equivalents		€23,331		€23,331
Closing cash and cash equivalents		30,509		30,509

Change in cash and cash equivalents		€7,178		€7,178

SOURIAU GROUP

CONSOLIDATED STATEMENT OF EQUITY

In Thousands		As of June 30, 2011
	Notes	French GAAP	U.S. GAAP Adj	U.S. GAAP
Share capital and contributed surplus		€31,818	€—	€31,818
Retained earnings, beginning of period	1,2,4,5,6,7	(15,773)	(7,049)	(22,822)
Net income	1,2,4,5,6,7	6,353	5,418	11,771

Retained earnings, end of period		(9,420)	(1,631)	(11,051)
Cumulative translation adjustment		(2,390)	—	(2,390)
Accumulated other comprehensive income	7	448	(448)	—

Shareholders’ Equity		€20,456	€(2,079)	€18,377

DISCLOSURE ON U.S. GAAP ADJUSTMENTS

1.	Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is not amortized.

Goodwill is evaluated for impairment annually and on an interim basis as events and circumstances warrant. Goodwill is evaluated for impairment by allocating the total amount of goodwill to the entity’s “reporting units,” testing the recoverability of the reporting unit on a fair-value basis, and, if the reporting unit is not recoverable, recognizing an impairment charge, if necessary, to reduce the goodwill assigned to the reporting unit to the goodwill’s implied fair value.

For U.S. GAAP reconciliation, the amortization has been reversed through the P&L for the yearly amortization (€7.9 million) and through consolidated reserves for the past (€34.1 million).

Under French GAAP, goodwill is amortized over 20 years, resulting in an annual expense of €7.9 million.

2.	Purchase Accounting

In January 2006, Souriau was acquired by Sagard under a leveraged buy-out arrangement and in March 2007, Souriau acquired PAE, a connector manufacturer. Under U.S. GAAP acquired tangible and intangible assets and liabilities of a business are recorded at fair value and the excess of fair value of acquired net assets is recorded as goodwill. Esterline, in agreement with management estimated that 40% of the purchase price should be allocated to intangible assets and that the estimated useful life of the acquired intangibles assets should be 15 years. The impact on the consolidated financial statements is an allocation of €103 million to intangibles. As of June 30, 2011, the yearly amortization was €6.9 million, cumulative amortization represents €19.5 million and associated deferred tax liability amounted to €22.9 million.

Under French GAAP, the excess of purchase price over historical book values of assets and liabilities for these business combinations was recorded as goodwill, which is being amortized over 20 years.

3.	Retirement Benefits

The Company’s obligations for defined retirement benefits plan and other long term employee benefits are limited to statutory obligations which are significant only in France: retirement indemnity and jubilee awards.

The Company accrues for the full amount of the defined benefit obligation as determined by an actuary at a discount rate of 3.7% at June 30, 2011. All additions/reversals to the accrual are charged to other operating expense, including the impact of actuarial gain/losses or plan amendments.

4.	Derivative Financial Instruments

A significant portion of the Company’s sales are denominated in USD. The Company has adopted a foreign exchange risk policy whose main objective is to manage its exposure to foreign exchange (FX) risk impacting its Consolidated Financial Statements.

The FX management strategy consists of a combination of: (1) outstanding firm hedging commitments, (2) optional hedging instruments, and (3) stop losses. The foreign exchange exposure is assessed in accordance with the budget process. The time horizon of the FX exposure is equal to 18 months on a rolling basis. The target is to hedge 50% of the eighteen months revenue. The hedging is made depending of the market and optimized based on market conditions. As a consequence, we estimate that we hedge 100% of the first year and 50% of the six following months.

To comply with U.S. GAAP, the hedging derivatives are marked to market and foreign exchange gains or losses are recognized in “Other Operating Income and Losses,” offsetting the gains or losses resulting from the translation at end-of-year rates of foreign currency payables and receivables.

The Company uses principally two types of hedging instruments: forward contracts and options. The Company’s policy prohibits utilizing these hedging instruments for speculative or active trading purposes. The Company is required to execute such instruments only with high standard international financial institutions.

As of June 30, 2011
Hedging Instruments	Notional Amount	Fair value	Gain (Loss)
Forward contracts	15,900 K	€16,741 K	€841 K	€
Purchase options	10,551 K	€11,190 K	€639 K	€
Total			1,480 K	€

In French GAAP, unrealized hedging gains or losses are deferred until the forward contract or option are settled.

5.	Debt Issuance Costs

Debt costs, which include underwriting, legal, and other direct costs related to the issuance of debt, are amortized to “interest expense” account over the contractual term of the debt (€0.5K in 2011). These debt issuance costs are related to the 2006 LBO. In U.S. GAAP, these costs have been recognized as other assets for a net value of €1.2m at the end of June 2011.

Under French GAAP, all transaction costs had been included in the determination of the goodwill (€2.8m).

6.	Debt Modification

There was a minor debt modification due to the breach of certain financial covenants. The Company paid a 0.8M euros to modify the debt fee in February 2010. The purpose of this debt modification was to strengthen the Company’s ability to maintain key debt covenants.

In U.S. GAAP, these costs have been recognized as other assets for a net value of €0.5m at the end of June 2011 and are amortized to interest expense over the remaining term of the debt (€0.1m in 2010 and €0.2m in 2011).

In French GAAP, these costs were expensed as incurred.

7.	Foreign Exchange Gains/Losses

Foreign currency translation or translation adjustments result from the process of translating financial statements from the Company’s functional currency into the reporting currency. They are disclosed and accumulated in a separate component of consolidated equity (OCI).

Foreign currency translation or transaction gains or losses result from a change in exchange rates between the functional currency and the currency in which a foreign currency transaction is denominated. They are generally included in determining net income for the period in which exchange rates change.

For U.S. GAAP purpose, these gains or losses have been reclassified as other income and expense.

Under French GAAP, all foreign currency transaction gains and losses are recorded within financial income/expense.

8.	Exceptional Items

The Company considers extraordinary items as events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Therefore, both of the following criteria should be met to classify an event or transaction as an extraordinary item: (1) Unusual nature – event or transaction with a high degree of abnormality; unrelated to, or only incidentally related to, the ordinary and typical activities of the enterprise; (2) Infrequency of occurrence – event or transaction not reasonably expected to recur in the foreseeable future. Extraordinary items are presented separately in the income statement, net of any related income tax effect. Events or transactions that are either unusual or infrequent, but not both are classified and reported as separate components of income from continuing operations. Exceptional costs reported under French GAAP do not meet the U.S. GAAP definition of an extraordinary item.

Under French GAAP, exceptional items are presented separately in the income statement, below operating and financial results. As these costs do not meet the U.S. GAAP definition, a reclassification to other income and expense account has been made.

9.	Business Tax

The Company is subject to CVAE tax. The contribution on value added is a new tax applicable on all corporations and individuals (professionals non-salaried) with total sales (turnover) above 152,000 euros doing business in France. It became effective on January 1, 2010. The CVAE tax is equal to 1.5% of the value added produced by the corporations or individuals during the taxable calendar year or during the last 12 months of the year if different.

The value added produced by corporations or individuals is the difference between total sales (turnover) realized and purchases made and expense incurred. Certain items such as interest income/expense and exceptional items are excluded from the computation. Under U.S. GAAP, CVAE is reclassified as income tax.

Under French GAAP, the CVAE is classified within operating expense.

10.	Corporate Tax Adjustment

This adjustment includes the reclassification of the CVAE tax and the application of deferred tax on previous disclosures, as follows:

Deferred tax on intangible amortization	€ 2.4 m
PAE’s NOL	€(0.4) m
CVAE reclassification	€ (1.3) m
Hedging	€ (1.1) m
Debt issuance costs	€ 0.2 m
Foreign exchange impact on USD loan	€ (0.3) m

Tax adjustment	€ (0.5) m

11.	Operating Leases

The Company’s leases for office space, plant and vehicles are accounted for as operating leases. The majority of the Company’s leases include options under which the Company may extend the lease term beyond the initial commitment period, subject to terms agreed to at lease inception. Some leases also include early termination options, which can be exercised under specific conditions. The minimum lease terms generally range from 3 to 10 years.

2012	2,075 K€
2013	1,754 K€
2014	1,602 K€
2015	994 K€
Thereafter	1,992 K€